Exhibit (8)(AC)

TIAA CREF_Credit Suisse Participation Agreement (Amendment 1)

PARTICIPATION AGREEMENT

AMENDMENT NO. 1

Effective as of July 24, 2007

THE PARTICIPATION AGREEMENT, dated as of the 20th day of March, 2006 by and among TIAA-CREF Life Insurance Company (“Company”), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 (each an “Account”), Credit Suisse Trust (the “Fund”), Credit Suisse Asset Management, LLC (the “Advisor”) and Credit Suisse Asset Management Securities, Inc. (CSAMSI), is hereby amended as follows:

1.	Schedule 1 of the Agreement is deleted in its entirety and replaced with the following:

Schedule 1

PARTICIPATION AGREEMENT

By and Among

TIAA-CREF LIFE INSURANCE COMPANY

And

CREDIT SUISSE TRUST

And

CREDIT SUISSE ASSET MANAGEMENT, LLC

And

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, LLC

The following separate accounts are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund show in Schedule 2:

TIAA-CREF Life Separate Account VLI-1

TIAA-CREF Life Separate Account VA-1

TIAA-CREF LIFE INSURANCE COMPANY

By:	/s/ Gregory E. Smith
Name:	Gregory E. Smith
Title:	Vice President

CREDIT SUISSE TRUST

By:	/s/ Michael A. Pignataro
Name:	Michael A. Pignataro
Title:	CFO

TIAA CREF_Credit Suisse Participation Agreement (Amendment 1)

CREDIT SUISSE ASSET MANAGEMENT, LLC

By	/s/ Keith M. Schappert
Name:	Keith M. Schappert
Title:	Executive Vice Chairman

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC

By:	/s/ Peter Horacek
Name	Peter Horacek
Title:	President

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